UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 29, 2003

MAGMA DESIGN AUTOMATION, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware

(State or other jurisdiction of incorporation)

000-33213	77-0454924
(Commission File Number)	(I.R.S. Employer Identification Number)

5460 Bayfront Plaza, Santa Clara, California	95054
(Address of principal executive offices)	(Zip Code)

(408) 565-7500

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

ITEM 12.	Results of Operations and Financial Condition.

Magma Design Automation, Inc. (“Magma”) has reported its financial results for the quarter ended September 30, 2003. Magma’s press release dated October 29, 2003 announcing results is attached hereto as exhibit 99.1. The press release includes Magma’s balance sheet as of September 30, 2003, a presentation of Magma’s historical statement of operations prepared in accordance with GAAP, and a presentation prepared on an adjusted pro forma basis (including non-GAAP financial measures). It also includes Magma’s projected net income per share on a GAAP and an adjusted pro forma basis. Magma’s pro forma adjustments to GAAP results exclude the effects of amortization of capitalized acquired software, consolidation of an equity investment, amortization of deferred stock-based compensation, and an impairment (write down) of equity investments. The impact of these adjustments is quantified in the reconciliation table included with the press release.

Magma believes that the pro forma financial information provided can enhance the user’s overall understanding of Magma’s financial performance and prospects. Magma believes that this pro forma information provides useful supplemental information to management and investors by excluding the effect of expenses that are required to be recorded under GAAP that Magma does not believe are indicative of Magma’s core operating results. In addition, because Magma has historically provided pro forma results to the investment community, Magma believes that including this information provides consistency in its financial reporting. However, these pro forma results should be considered supplemental to, and not a substitute for or superior to, Magma’s results prepared in accordance with GAAP, which are included in its press release.

On October 29, 2003, Magma held a conference call with respect to its financial results for the quarter ended September 30, 2003; a copy of the call transcript, including the question and answer session immediately following the call, is attached as Exhibit 99.2.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGMA DESIGN AUTOMATION, INC.

Dated: November 4, 2003	By	/s/ GREGORY C. WALKER

Gregory C. Walker
Senior Vice President—Finance and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release Issued October 29, 2003

99.2	Transcript of October 29, 2003 conference call, including question and answer session